Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Ping Identity Holding Corp. (formerly known as Roaring Fork Holding, Inc.), of our report dated April 1, 2019 relating to the financial statements of Ping Identity Holding Corp. (formerly known as Roaring Fork Holding, Inc.), which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
August 23, 2019